Exhibit 21.1

LIST OF SUBSIDIARIES

International Assembly Solutions, Limited (Hong Kong)

SPI China (HK) Limited (Hong Kong)

SPI China (PRC)

SPI Solar New Jersey, Inc. (U.S.)

Yes! Solar Inc. (U.S.)

SPI Solar Japan GK (Japan)

Linuma Hatusdensho GK (Japan)

Solar Energy E-Commerce (Shanghai) Limited (PRC)

Sinsin Renewable Investment Limited (Melta) (Greece)

Calwaii Power Holdings, LLC (U.S.)

SPI Solar Technology (Shanghai) Co. Ltd. (PRC)

Jiangsu Solarbao Leasing Co. Ltd. (PRC)

Meitai Investment (Suzhou) Co. Ltd. (PRC)

Xinwei Solar Engineering and Construction (Suzhou) Co. Ltd. (PRC)

Meiji Technology Co. Ltd. (PRC)

Xinyu Xinwei New Energy Co. Ltd. (PRC)

Xinjiang Meiliang Power Co. Ltd. (PRC)

Shanyin County Meitai Power Co. Ltd. (PRC)

Meicheng Power (Suzhou) Co. Ltd. (PRC)

Dongming County Meiliang Photovoltaic Co. Ltd. (PRC)

Meiliang Power (Suzhou) Co. Ltd. (PRC)

Ruichang County Meiliang Power Co. Ltd. (PRC)

Gonghe County Xinte Photovoltaic Co. Ltd. (PRC)

Meitai Power (Ningxia) Co. Ltd. (PRC)

Jiaocheng County Meiliang Power Co. Ltd. (PRC)

Anyang County Meiliang Photovoltaic Co. Ltd. (PRC)

Xinghe Chaerhu Hairun Ecological Photovoltaic Power Generation Co. Ltd. (PRC)

Jinchang Hengji Electric Power Development Co. Ltd. (PRC)

Chaoyang Tianhua Sunshine New Energy Investment Co. Ltd. (PRC)

SolarBao E-commerce (HK) Limited (Hong Kong)

Yan Hua Internet Technology (Shanghai) Co., Ltd. (PRC)

CECEP Solar Energy (Luxembourg) Private Limited Company (S.a.r.l.) (Luxembourg)

Italsolar S.r.l. (Italy)